UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2010

VISION INDUSTRIES CORP.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-146209	14-1908451
(Commission File Number)	(IRS Employer Identification No.)

120 Eucalyptus Dr.

El Segundo, CA 90245

(Address of principal executive offices and zip code)

(310) 454-5658

 (Registrant’s telephone number including area code)

2601 Ocean Park Blvd., Suite 110

Santa Monica, CA 90405

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

On November 15, 2010, Vision Industries Corp. (“Vision”) and the City of Long Beach, California, a municipal corporation acting by and through its Board of Harbor Commissioners, entered into an agreement to demonstrate one (1) hydrogen fuel cell/plug-in electric TYRANO™ class 8 on-road truck and one (1) hydrogen fuel cell/plug-in electric zero-emission terminal tractor (ZETT), which is produced jointly by Vision and Capacity of Texas. Vision’s zero-emission heavy-duty vehicles will be tested to evaluate their suitability for short distance cargo-hauling ("drayage") and terminal operations. Vision trucks will be put into service and evaluated by Cal Cartage and TTSI, two trucking companies that operate at the Port of Long Beach and the Port of Los Angeles.  The agreement, which commenced upon execution, is slated to terminate on December 31, 2012.  The Port of Long Beach is contributing $425,000 to assist in the project demonstration. The Port of Los Angeles Board of Harbor Commissioners is planning to consider cost-sharing this demonstration project in the amount of $212,500 at an upcoming board meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION INDUSTRIES CORP.
Dated: November 16, 2010	By:	/s/ MARTIN SCHUERMANN
Name: Martin Schuermann Title: President and Chief Executive Officer